UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 1, 2009, Zoo Publishing, Inc. (“Zoo Publishing”), a wholly-owned subsidiary of Zoo Games, Inc. (“Zoo Games”), a wholly-owned subsidiary of Zoo Entertainment, Inc. (the “Company”), entered into Amendment Number Two (the “Amendment”) to that certain Sales Agreement with Atari, Inc., dated as of October 24, 2008 (the “Original Agreement”), the material terms of which were previously disclosed in that Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2008, which is incorporated herein by reference.  On April 1, 2009, the term of the Original Agreement was extended through April 30, 2009.  Pursuant to the Amendment, the term of the Original Agreement was further extended through May 31, 2009. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on May 1, 2009, Zoo Publishing, the Company and New World IP, LLC (“Licensor”) entered into a License Agreement (the “License Agreement”), pursuant to which the Licensor granted to Zoo Publishing all of the Licensor’s rights in and to certain of its computer video games (the “Games”) as set forth in the License Agreement.  In consideration thereof, Zoo Publishing agreed to pay to Licensor certain minimum royalties received by it for the exploitation of the Games, in accordance with the License Agreement, which payments are due within 45 days of the end of each calendar quarter during which such royalties are received.  The Company agreed to guarantee Zoo Publishing’s prompt payment to Licensor of such royalties and any other amounts due under the License Agreement.

At any time prior to April 1, 2011, Zoo Publishing has the option to purchase all rights in and to the Games.  At any time after April 1, 2011, Licensor has the right to sell all rights in and to the Games to Zoo Publishing. Within one month of the date of the License Agreement, Zoo Publishing shall reimburse Licensor in the amount of $42,398 for certain fees and expenses incurred by Licensor on behalf of Zoo Publishing.  Additionally, Zoo Publishing agreed to pay or reimburse, as the case may be, Licensor for all fees, costs, expenses, claims and indemnification obligations incurred by Licensor in connection with Licensor’s acquisition of the Games.

The License Agreement may be terminated by either party in the event that the other party is in breach of its obligations thereunder and such breach is not cured within the specified period, becomes insolvent or bankrupt or subject to a petition for bankruptcy, or makes an assignment of all or substantially all of its assets for the benefit of creditors.  Either party may terminate the License Agreement with respect to any particular Game in the event Licensor loses the right to exploit such Game.  A copy of the press release announcing the execution of the License Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 1, 2009, Robert S. Ellin resigned as Chief Executive Officer and President of the Company, effective immediately, in order for the Company to appoint Mark Seremet as Chief Executive Officer and President of the Company, as described below.  Mr. Ellin will continue to serve as a director of the Company.

On May 1, 2009, Charles Bentz resigned as Chief Financial Officer of the Company, effective immediately, in order for the Company to appoint David Fremed as Chief Financial Officer of the Company, as described below.

On May 1, 2009, the Company’s board of directors appointed Mark Seremet as Chief Executive Officer and President of the Company.

There are no arrangements or understandings between Mr. Seremet and any other person pursuant to which he was appointed as Chief Executive Officer and President of the Company. Mr. Seremet has been a director of the Company since September 2008, President of Zoo Games since April 2007 and Chief Executive Officer of Zoo Publishing since March 2009.  Mr. Seremet’s biographical information was previously disclosed under the caption “Directors, Executive Officers and Corporate Governance” in the Company’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on April 30, 2009, which is incorporated herein by reference.

On January 14, 2009, Mr. Seremet entered into an employment agreement with Zoo Games, pursuant to which he became Chief Executive Officer of Zoo Games.  The material terms of Mr. Seremet’s employment agreement were previously disclosed in that Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 16, 2009, and a copy of Mr. Seremet’s employment agreement was filed as Exhibit 10.1 thereto, both of which are incorporated herein by reference.  Mr. Seremet does not have family relations with any directors or executive officers of the Company.

Other than as set forth under the caption “Certain Relationships and Related Transactions, and Director Independence” in the Company’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on April 30, 2009, which is incorporated herein by reference, there are no transactions to which the Company is a party and in which Mr. Seremet has a material interest that are required to be disclosed under Item 404(a), as modified by Item 404(d)(1) of Regulation S-K.

Also on May 1, 2009, the Company’s board of directors appointed David Fremed as Chief Financial Officer of the Company.

There are no arrangements or understandings between Mr. Fremed and any other person pursuant to which he was appointed as Chief Financial Officer of the Company. Mr. Fremed has been Chief Financial Officer of Zoo Games since August 2007 and Chief Financial Officer of Zoo Publishing since March 2009. Mr. Fremed’s biographical information was previously disclosed under the caption “Directors, Executive Officers and Corporate Governance” in the Company’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on April 30, 2009, which is incorporated herein by reference.

On June 4, 2007, Mr. Fremed entered into an employment agreement with Zoo Games, pursuant to which he became Chief Financial Officer of Zoo Games.  The material terms of Mr. Fremed’s employment agreement were previously disclosed in that Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 18, 2008, and a copy of Mr. Fremed’s employment agreement was filed as Exhibit 10.1 thereto, both of which are incorporated herein by reference.

  Mr. Fremed does not have family relations with any directors or executive officers of the Company.  There are no transactions to which the Company is a party and in which Mr. Fremed has a material interest that are required to be disclosed under Item 404(a), as modified by Item 404(d)(1) of Regulation S-K.

Subsequent to the termination of Susan Kain as President of Zoo Publishing, as disclosed in that Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2009, David Rosenbaum, the Senior Vice President of Sales of Zoo Publishing, was appointed as President of Zoo Publishing.

There are no arrangements or understandings between Mr. Rosenbaum and any other person pursuant to which he was appointed as President of Zoo Publishing. Mr. Rosenbaum has been Senior Vice President of Sales of Zoo Publishing since January 2008. Mr. Rosenbaum’s biographical information was previously disclosed under the caption “Directors, Executive Officers and Corporate Governance” in the Company’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on April 30, 2009, which is incorporated herein by reference.  Mr. Rosenbaum does not have family relations with any directors or executive officers of the Company.

Mr. Rosenbaum entered into an employment agreement on January 1, 2008, as subsequently amended on July 18, 2008 (the “Employment Agreement”), with Zoo Publishing, pursuant to which he became Senior Vice President of Sales of Zoo Publishing.  The Employment Agreement expires on January 1, 2012 and provides for an annual salary of $375,000 for each of the first two years and $400,000 for each of the two remaining years.  Mr. Rosenbaum is also entitled to receive certain bonus payments in accordance with the Employment Agreement.

In connection with that certain Separation and Release Agreement, dated as of July 31, 2007 (the “Release”), by and among Zoo Publishing, Zoo Games and David Rosenbaum, Zoo Games assumed the obligations of Zoo Publishing owed to Mr. Rosenbaum, in an amount equal to $1.2 million (the “Debt”).  The Release was subsequently amended on August 15, 2008, to provide that, $263,333 of the Debt had been paid to date, and that Zoo Games would pay $316,667 of the remaining Debt in five consecutive equal monthly installments of $63,333 beginning on September 1, 2008, and that Zoo Games would pay the remaining $620,000 of the Debt, without interest, on July 31, 2011, in cash or in shares of the Company’s common stock.  In consideration of entering into the amendment, Zoo Games granted to Mr. Rosenbaum an option to purchase 108,216 shares of Zoo Games common stock at an exercise price of $10.65 per share, which converted into an option to purchase 760,031 shares of the Company’s common stock, at an exercise price of $1.52 per share, upon consummation of the Company’s acquisition of Zoo Games on September 12, 2008.  As of the date hereof, $386,666 of the Debt has been paid, and $813,334 of the Debt is outstanding, which is accruing no interest, of which $620,000 is not due until July 31, 2011.  Other than as disclosed herein, there are no transactions to which the Company is a party and in which Mr. Rosenbaum has a material interest that are required to be disclosed under Item 404(a), as modified by Item 404(d)(1) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description

10.1	Amendment Number Two to the October 24, 2008 Sales Agreement, by and between Zoo Publishing, Inc. and Atari, Inc., dated as of May 1, 2009.
99.1	Press Release, dated as of May 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOO ENTERTAINMENT, INC.

Date: May 7, 2009	By:	/s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer